Exhibit 10.1
March 31, 2011
Aarons, Inc.
1100 Aaron Building
309 East Paces Ferry Road, NE
Atlanta, GA 30305-2377
Attn: Gil Danielson
Ladies and Gentlemen:
We refer to that certain Second Amended and Restated Loan Facility Agreement and Guaranty, dated as of June 18, 2010 (as amended, the “Loan Facility Agreement”), among Aarons, Inc., a Georgia corporation (“Sponsor”), the financial institutions from time to time parties thereto (the “Participants”) and SunTrust Bank as servicer (the “Servicer”). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Facility Agreement.
As you have requested, the Servicer and the Participants party hereto agree to amend the Loan Facility Agreement by (a) deleting the “and” at the end of Section 8.4(i), (b) adding “and” to the end of Section 8.4(j) and (c) adding the following as Section 8.4(k): “(k) Investments in investment grade corporate bonds and variable rate demand notes having a rating of BBB+ (or the equivalent) or higher, at the time of acquisition thereof, from S&P or Moody’s and in either case maturing within two years from the date of acquisition thereof in an aggregate amount not to exceed $125,000,000 at any time.”; provided, that the foregoing amendment is conditioned upon receipt by the Servicer of executed counterparts to this letter agreement (this “Amendment”) from the Sponsor and the Required Participants.
To induce the Servicer and the Participants to execute and deliver this Amendment, by signing below, the Sponsor consents to the terms of this Amendment and represents and warrants that no Unmatured Credit Event or Credit Event has occurred and is continuing and the representations and warranties of the Credit Parties set forth in the Operative Documents are true and correct in all material respects except to the extent such representations and warranties relate solely to an earlier date.
The amendment set forth above is limited solely to the specific amendment listed above and shall not be deemed to be an amendment or waiver of any other provision of the Loan Facility Agreement or other Operative Documents. As modified by this Amendment, the Loan Facility Agreement shall remain in full force and effect and constitute the legal, valid, binding and enforceable obligations of the Sponsor. This Amendment shall be governed by, and construed in accordance with the internal laws (and not the laws of conflicts) of the State of Georgia and all applicable laws of the United States of America. The Sponsor agrees to pay on demand all costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Servicer in connection with this Amendment and the transactions contemplated hereby. This Amendment shall constitute an Operative Document. This Amendment constitutes the entire understanding of the parties hereto and supersedes any other prior or contemporaneous negotiations or agreements with respect to the subject matter hereof. This Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

Please countersign below to evidence your acknowledgment and agreement to the terms of this Amendment.

Very truly yours, SUNTRUST BANK, as Servicer and as a Participant
By:	/s/ J. Matthew Rowland
	Name:	J. Matthew Rowland
	Title:	Vice President

WELLS FARGO BANK, N.A., as a Participant
By:	/s/ Ben Wright
	Name:	Ben Wright
	Title:	Vice President

REGIONS BANK, as a Participant
By:	/s/ Scott Rossman
	Name:	Scott Rossman
	Title:	Senior Vice President

BRANCH BANKING & TRUST CO., as a Participant
By:	/s/ Bradley S. Sands
	Name:	Bradley S. Sands
	Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Participant
By:	/s/ Ryan Maples
	Name:	Ryan Maples
	Title:	Vice President
Acknowledged and agreed to as of the
date herein above written:

AARONS, INC.
By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Executive Vice President and Chief Financial Officer

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